UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 23, 2018, the Board of Directors of Sonic Automotive, Inc. (the “Company”) promoted Mr. David Bruton Smith to the position of Executive Vice Chairman and Chief Strategic Officer of the Company, with such appointment to be effective March 1, 2018.

On February 23, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved base salary increases to be effective as of March 1, 2018 for the following executive officers (the “Executive Officers”) in the following amounts: Mr. O. Bruton Smith, from $1,262,821 to $1,289,340; Mr. B. Scott Smith, from $1,090,733 to $1,113,638; Mr. David Bruton Smith, from $741,829 to $1,113,638; Mr. Jeff Dyke, from $973,906 to $994,358; and Mr. Heath R. Byrd, from $680,631 to $694,924. The base salary increase for Mr. David Bruton Smith was made in light of the expansion of his responsibilities in connection with his promotion to the position of Executive Vice Chairman and Chief Strategic Officer.

On February 23, 2018, the Compensation Committee also approved grants of performance-based restricted stock units under the Sonic Automotive, Inc. 2012 Stock Incentive Plan to the Executive Officers in the following amounts: Mr. O. Bruton Smith, 107,123 units; Mr. B. Scott Smith, 92,525 units; Mr. David Bruton Smith, 92,525 units; Mr. Jeff Dyke, 82,615 units; and Mr. Heath R. Byrd, 57,737 units. These restricted stock unit awards will not be eligible for dividend equivalents or voting rights. As provided by the Compensation Committee, these restricted stock unit awards generally remain subject to forfeiture for up to three years from the date of grant based on continuation of employment and violation of any restrictive covenants or confidentiality provisions contained in any agreement between the Company and the respective officer. The awards of restricted stock units are also subject to forfeiture, in whole or in part, based on achievement of specified measures of the Company’s defined adjusted earnings per share performance for the 2018 calendar year. Subject to the performance condition, these awards vest in three annual installments, with 25% of the restricted stock units vesting on March 31, 2019, 30% of the restricted stock units vesting on February 23, 2020 and 45% of the restricted stock units vesting on February 23, 2021. Following vesting, the restricted stock units will be converted to, and paid in the form of, an equivalent number of shares of the Company’s Class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: February 27, 2018	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel